UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________
FORM 8-K
_______________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015
_______________________________________________
Perrigo Company plc
(Exact name of registrant as specified in its charter)
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Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	-
(Address of principal executive offices)	(Zip Code)
+353 1 7094000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At Perrigo Company plc’s (the “Company’s”) Annual General Meeting of Shareholders held on November 4, 2015, the Company’s shareholders voted on the following matters:

1.	Election of 11 directors of the Company:

Nominee	For	Against	Abstain	Broker Non-Votes
Laurie Brlas	106,657,799	7,332,865	3,393,775	5,978,700
Gary M. Cohen	106,315,477	7,679,707	3,389,255	5,978,700
Marc Coucke	106,670,405	7,320,191	3,393,843	5,978,700
Jacqualyn A. Fouse	108,074,141	5,944,111	3,366,301	5,978,586
Ellen R. Hoffing	107,232,302	6,761,892	3,390,360	5,978,585
Michael J. Jandernoa	107,329,901	6,678,821	3,375,713	5,978,704
Gerald K. Kunkle, Jr.	106,362,392	7,632,399	3,389,762	5,978,586
Herman Morris, Jr.	107,201,934	6,788,291	3,394,330	5,978,584
Donal O’Connor	108,027,321	5,966,000	3,391,188	5,978,630
Joseph C. Papa	104,246,776	8,778,543	4,358,997	5,978,823
Shlomo Yanai	95,037,412	18,956,600	3,390,193	5,978,934

2.	Ratification of the appointment of Ernst & Young LLP:

For	Against	Abstain	Broker Non-Votes
121,244,206	1,987,962	130,971	0

3.	Advisory vote on the Company's executive compensation:

For	Against	Abstain	Broker Non-Votes
103,399,434	13,812,647	174,304	5,976,754

4.	Authorization of market purchases and overseas market purchases of Company shares:

For	Against	Abstain	Broker Non-Votes
116,692,731	589,819	103,880	0

5.	Determination of price range for reissuance of treasury shares:

For	Against	Abstain	Broker Non-Votes
116,456,963	804,937	124,414	5,976,825

6.	Approval of amendments to the Memorandum of Association of the Company:

For	Against	Abstain	Broker Non-Votes
116,263,733	744,760	377,897	5,976,749

7.	Adoption of revised Articles of Association of the Company:

For	Against	Abstain	Broker Non-Votes
116,067,308	932,976	386,145	5,976,710

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
(Registrant)

PERRIGO COMPANY PLC
Dated: November 10, 2015	By:	/s/ Todd W. Kingma
Todd W. Kingma
Executive Vice President, General Counsel and Secretary